767 Third Ave
New York NY 10017

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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

LEXINGTON PRECISION EXTENDS EXCHANGE OFFER

NEW YORK, August 30, 2002 - Lexington Precision Corporation (OTC: LEXP) announced today that it is extending the expiration date of its offer to exchange for its 12 3/4% Senior Subordinated Notes due February 1, 2000, units consisting of 11 1/2% Senior Subordinated Notes due August 1, 2007, and warrants to purchase common stock. The offer, which was scheduled to expire at 12 midnight, New York City Time, on August 30, 2002, is now scheduled to expire at 12 midnight, New York City Time, on September 30, 2002, unless further extended.

As of August 29, 2002, the company had received tenders of 12 3/4% Senior Subordinated Notes in the principal amount of $27,131,875, or 98.98% of the notes. In addition to a number of other conditions precedent, the exchange offer cannot be consummated unless at least 99% of the notes are tendered for exchange.

Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.

Contact:  Warren Delano (212) 319-4657